UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported) September 14, 2011

Calvin B. Taylor Bankshares, Inc.
 (Exact name of registrant as specified in its charter)

Maryland                           000-50047                         52-1948274
 (State of incorporation)    (Commission file number)    (IRS Employer Identification No.)

24 North Main Street, Berlin, Maryland 21811
 (Address of principal executive offices)

(410) 641-1700
 (Registrant’s telephone number, including area code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Section 8 – Other Events

Item 8.01 Other Events

    On September 14, 2011, the Board of Directors of the Company voted to re-instate the stock buy-back program which was announced in Form 8-K filed on May 9, 2007, and which has been suspended since January 1, 2010. The Board has not established a minimum or maximum repurchase price per share. Shares purchased under this program will be retired.

    Under this program, the Board of Directors has authorized the Company to acquire up to 300,050 shares of its Common Stock (10% of its shares currently outstanding). The Company may acquire the shares from time to time in open market transactions, in block purchases, or otherwise.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Calvin B. Taylor Bankshares, Inc.

Date: September 19, 2011_______

By: /s/  Raymond M. Thompson

    Raymond M. Thompson
    President & Chief Executive Officer